UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2008 (March 17, 2008)

RITE AID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hunter Lane, Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(717) 761-2633

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 17, 2008, we announced that our net loss and diluted loss per share for fiscal 2008 will be greater than previously issued guidance and reaffirmed our guidance for Adjusted EBITDA and capital expenditures for fiscal 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The announcement includes a non-GAAP financial measure, "Adjusted EBITDA." We define as Adjusted EBITDA net income (loss) from operations excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, litigation proceeds, litigation expense, expense of the defense against litigation related to prior managements' business practices and the defense of prior management, sales of assets and investments, and non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors' historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We included this non-GAAP financial measure in order to provide transparency to investors and enable investors to better compare our operating performance with the operating performance of our competitors.

ITEM 8.01. OTHER EVENTS.

We announced today that in compliance with Statement of Financial Accounting Standards (SFAS No. 109), we expect to record a non-cash income tax expense in our fourth quarter ended March 1, 2008, related to a valuation allowance on our deferred tax assets.

The valuation allowance will be reflected as a reduction of our deferred tax assets and relates to the U.S. GAAP requirements for companies that have a cumulative pre-tax loss in recent years. We expect to be able to use our deferred tax assets when we generate pre-tax profits in the future.

We will report our fiscal 2008 fourth quarter and year-end results on April 10, 2008.  We expect the valuation allowance to negatively impact net loss by $800 million to $1.0 billion or loss per diluted share by $1.11 to $1.38, and as a result, net loss and net loss per share will be greater than previously issued guidance. The exact amount of the non-cash tax charge has not been finalized given the technical nature of the U.S. GAAP accounting requirements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.
99.1 Registrant's Press Release, dated March 17, 2008, furnished herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: March 17, 2008	By:	/s/ Kevin J. Twomey
		Name:	Kevin J. Twomey
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Registrant's Press Release dated March 17, 2008